UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)           OCTOBER 12, 2006
                                                --------------------------------

                           DARLING INTERNATIONAL INC.
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               (Exact Name of Registrant as Specified in Charter)

        Delaware                      000-24620                   36-2495346
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(State or Other Jurisdiction        (Commission                 (IRS Employer
     of Incorporation)              File Number)             Identification No.)

             251 O'CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
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               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:          (972) 717-0300
                                                    ----------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Claim Purchase Agreement
------------------------

         On October 12, 2006, Darling International Inc. (the "Company") and Trust Company of the West, a California trust company, not in its individual capacity but only as trustee of the trust established pursuant to an Individual Trust Agreement, dated as of January 31, 1987, as amended, between The Boilmaker-Blacksmith National Pension Trust and itself (the "Trust"), entered into a Claim Purchase Agreement (the "Claim Purchase Agreement"), providing, among other things, that the Trust will purchase all of the Company's rights under applicable law to enforce and collect the amount of damages awarded to the Company (the "Award") by an arbitral panel (the "Transaction") pursuant to the arbitration of certain claims under a services agreement to which the Company is a party. The aggregate consideration for the Transaction is $2.2 million in cash.

         The proposed Transaction is expected to close in the fourth quarter of 2006, subject to the Award being confirmed in its entirety by a court of competent jurisdiction and entered as a judgment and other customary conditions for similar transactions. Either party thereto may terminate the Claim Purchase Agreement in the event that such Award is not confirmed in its entirety. There can be no assurance that the Transaction will be consummated or, if consummated, as to the timing thereof.

         The above summary of the Claim Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Claim Purchase Agreement attached hereto as Exhibit 2.1.

Amendment No. 2 to Employment Agreement
---------------------------------------

         On October 13, 2006, the Company and Randall C. Stuewe, the Chief Executive Officer of the Company ("Employee"), executed Amendment No. 2 to Employment Agreement ("Amendment No. 2"), which was approved by the Compensation Committee of the Board of Directors of the Company on October 3, 2006. Amendment No. 2 amends that certain Employment Agreement, dated as of February 2, 2003, by and between the Company and Employee, as amended by Amendment No. 1, dated as of July 1, 2003 (as so amended, the "Agreement"). The key provisions of Amendment No. 2 are as follows:

     o The term of the Agreement is extended through February 3, 2008 (the "Term"), subject to (i) the Company's right to terminate the Term on not less than six months notice to Employee with or without cause,
          (ii) automatic extension or multiple extensions for successive one-year periods after the Term, unless terminated by not less than six months prior notice by either the Company or Employee prior to the expiration of the Term or any extension thereof and (iii) termination due to death or disability (as more fully described in the Agreement).

     o If the Company terminates Employee's employment or if Employee resigns and it is a Forced Resignation (as defined in Amendment No. 2) during the Term (or any extension thereof), the Company must continue to pay Employee (i) his base salary in effect at the time of such termination until the later of February 3, 2008 or the one-year anniversary of such termination ("Salary Continuation Period"), (ii) any bonus as provided in the Employment Agreement, (iii) continuing coverage under health and dental insurance for Employee and his family and (iv) reasonable relocation expenses. During the Salary Continuation Period, Employee shall continue to accrue time in service toward vesting in the Company's Salaried Employee Pension Plan, to the extent such plan is in effect at the time and such accruals are permissible under such plan.


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     o    The value of the motor vehicle allowed under the Agreement is increased from $55,000 to $65,000.

     o Benefits upon Employee's death are increased from $350,000 to two times his then effective base salary, which shall be paid from a group life insurance policy maintained by the Company.

         All other terms and conditions of the Agreement remain unchanged. A copy of the Agreement was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on February 3, 2003.

         The above summary of the Amendment No. 2 in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of Amendment No. 2 attached hereto as Exhibit 10.1.


ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

         2.1 Claim Purchase Agreement, dated as of October 12, 2006, by and between Darling International Inc. and Trust Company of the West as trustee of the trust established pursuant to an Individual Trust Agreement between the Boilermaker-Blacksmith National Pension Trust and itself.

         10.1 Amendment No. 2 to Employment Agreement, dated as of October 13, 2006, by and between Darling International Inc. and Randall C. Stuewe.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 DARLING INTERNATIONAL INC.


Date:  October 18, 2006                          By:  /s/  John O. Muse
                                                    ---------------------------
                                                    John O. Muse
                                                    Executive Vice President
                                                    Finance and Administration






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                                  EXHIBIT LIST

2.1 Claim Purchase Agreement, dated as of October 12, 2006, by and between Darling International Inc. and Trust Company of the West as trustee of the trust established pursuant to an Individual Trust Agreement between the Boilermaker-Blacksmith National Pension Trust and itself.

10.1 Amendment No. 2 to Employment Agreement, dated as of October 13, 2006, by and between Darling International Inc. and Randall C. Stuewe.











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